EXHIBIT 31.1

RULE 13a-14(a)/15d-14(a)
CHIEF FINANCIAL OFFICER CERTIFICATION

I, Corisa L. Guiffre, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Andrea Electronics Corporation; and

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 28, 2009	/s/ CORISA L. GUIFFRE
Corisa L. Guiffre Vice President, Chief Financial Officer and Assistant Corporate Secretary